Exhibit 99.1

Quest Diagnostics Reports Fourth Quarter and Full Year 2025 Financial Results;
Provides Guidance for Full Year 2026; Increases Quarterly Dividend 7.5% to $0.86 Per Share

•Fourth quarter revenues of $2.81 billion, up 7.1% from 2024
•Fourth quarter reported diluted earnings per share ("EPS") of $2.18, up 11.8% from 2024; and adjusted diluted EPS of $2.42, up 8.5% from 2024
•Full year revenues of $11.04 billion, up 11.8% from 2024
•Full year reported diluted EPS of $8.75, up 13.8% from 2024; and adjusted diluted EPS of $9.85, up 10.3% from 2024
•Full year cash from operations of $1.89 billion
•Full year 2026 revenues expected to be between $11.70 billion and $11.82 billion
•Full year 2026 reported diluted EPS expected to be between $9.45 and $9.65; and adjusted diluted EPS expected to be between $10.50 and $10.70

SECAUCUS, N.J., February 10, 2026 -- Quest Diagnostics Incorporated (NYSE: DGX), a leading provider of diagnostic information services, announced today financial results for the fourth quarter and full year ended December 31, 2025.

“We closed 2025 with a strong fourth quarter, and delivered double-digit growth in revenues and earnings per share for the full year,” said Jim Davis, Chairman, CEO, and President. “Our robust performance demonstrates continued execution of our strategy to deliver category-defining clinical innovations that fulfill customers' needs and to form strategic collaborations supporting growth. Our 2026 guidance reflects our continued confidence in our business strengths and market fundamentals.”

Key 2025 Highlights:

Serving Clinicians and Health Systems
•Began to deploy our largest Co-Lab Solutions implementation to date for Corewell Health, a leading health system in Michigan. Also finalized a laboratory-services joint venture with Corewell Health that includes plans to open a state-of-the-art laboratory in southeast Michigan in 2027.
•Scaled lab testing to deliver services for more than 200,000 patients at Fresenius Medical Care's dialysis centers in the United States while also adding leading water-purity testing capabilities to our menu.
•Integrated eight acquisitions completed in 2024, providing the basis for growth in new geographies, including Canada.
•Expanded and initiated new collaborations to serve in-network providers and members in new geographies.
•Formed a first-of-its-kind collaboration with Epic to be our technology partner for Project Nova, our multi-year order-to-cash transformation to streamline systems and improve customer experiences, regardless of the electronic health record they use, for smarter, simpler testing.

Serving Consumers
•Further advanced our position as the premier lab engine powering the wellness industry through questhealth.com, our consumer-initiated test platform, and through new collaborations with top consumer wellness and wearables companies.
•Expanded our offerings on questhealth.com to more than 150 tests, including our new Elite Health Panel for assessing health based on over 85 biomarkers.

Delivering Clinical Innovations
•Added category-defining innovations to our Advanced Diagnostics portfolio, including a new Quest AD-Detect® blood test for aiding the diagnosis of Alzheimer’s disease, long-read gene sequencing to identify the cause of ataxia movement disorders, and HPV self-collection options for cervical cancer screening.
•Secured FDA breakthrough device designation for the Haystack MRD® test for monitoring patients treated for solid-tumor cancers.
•Formed collaborations with The University of Texas MD Anderson Cancer Center and Rutgers Cancer Institute to research and develop innovations for detecting early signs of cancer.
•Supported public health with Oropouche virus testing under a preparedness contract with the U.S. Centers for Disease Control and Prevention.

Driving Operational Excellence
•Delivered 3% annual cost savings and productivity improvements through our Invigorate program.
•Deployed AI and automation across lab, customer and administrative systems, including automated sample processing, logistics and cytology, improving quality, experiences and productivity.
•Engaged Google Cloud to use generative AI to simplify and improve data management and analytics.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,806	$2,621	7.1%	$11,035	$9,872	11.8%
Diagnostic information services revenues	$2,742	$2,556	7.3%	$10,785	$9,614	12.2%
Revenue per requisition			(0.1)%			0.1%
Requisition volume			8.5%			12.3%
Organic requisition volume			7.9%			3.4%
Operating income (a)	$386	$361	7.0%	$1,556	$1,346	15.6%
Operating income as a percentage of net revenues (a)	13.8%	13.8%	—%	14.1%	13.6%	0.5%
Net income attributable to Quest Diagnostics (a)	$245	$222	10.7%	$992	$871	13.9%
Diluted EPS (a)	$2.18	$1.95	11.8%	$8.75	$7.69	13.8%
Cash provided by operations	$465	$464	0.5%	$1,886	$1,334	41.4%
Capital expenditures	$158	$123	27.4%	$527	$425	23.8%

Adjusted (a):
Operating income	$429	$409	4.7%	$1,759	$1,541	14.1%
Operating income as a percentage of net revenues	15.3%	15.6%	(0.3)%	15.9%	15.6%	0.3%
Net income attributable to Quest Diagnostics	$273	$253	7.4%	$1,118	$1,011	10.5%
Diluted EPS	$2.42	$2.23	8.5%	$9.85	$8.93	10.3%

(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Guidance for Full Year 2026

The company estimates its full year 2026 guidance in the table below. The company has included a presentation that includes additional guidance information on the Events and Presentations page of its investor relations website, which can be found at www.QuestDiagnostics.com/investor.

	Low	High
Net revenues	$11.70 billion	$11.82 billion
Net revenues increase	6.0%	7.1%
Reported diluted EPS	$9.45	$9.65
Adjusted diluted EPS	$10.50	$10.70
Cash provided by operations	Approximately $1.75 billion
Capital expenditures	Approximately $550 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments, impairment charges and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on February 10, 2026 until midnight Eastern Time on February 24, 2026, by phone at 866-388-5361 for domestic callers and 203-369-0416 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics works across healthcare to create a healthier world, one life at a time. We help connect people, from clinicians to consumers, with laboratory insights that illuminate a path to better health. With a focus on delivering smarter, simpler testing, our insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest Diagnostics serves half the physicians and hospitals in the United States and one in three adult Americans each year, and our nearly 57,000 employees work together to deliver diagnostic insights that inspire actions to transform lives. www.QuestDiagnostics.com

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, uncertain and volatile economic conditions, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government policies, including related to trade, and regulations, changing relationships with customers, payers, suppliers or strategic partners, acquisitions and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Wendy Bost, Quest Diagnostics (Media): 973-520-2800, Daniel Haemmerle, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2025 and 2024
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net revenues	$2,806	$2,621	$11,035	$9,872

Operating costs and expenses and other operating income:
Cost of services	1,896	1,763	7,370	6,628
Selling, general and administrative	504	466	1,967	1,770
Amortization of intangible assets	37	37	154	127
Other operating (income) expense, net	(17)	(6)	(12)	1
Total operating costs and expenses, net	2,420	2,260	9,479	8,526

Operating income	386	361	1,556	1,346

Other income (expense):
Interest expense, net	(64)	(65)	(264)	(201)
Other income, net	8	3	26	30
Total non-operating expense, net	(56)	(62)	(238)	(171)

Income before income taxes and equity in earnings of equity method investees	330	299	1,318	1,175
Income tax expense	(81)	(68)	(314)	(273)
Equity in earnings of equity method investees, net of taxes	7	5	42	19
Net income	256	236	1,046	921
Less: Net income attributable to noncontrolling interests	11	14	54	50
Net income attributable to Quest Diagnostics	$245	$222	$992	$871

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$2.21	$1.98	$8.87	$7.78

Diluted	$2.18	$1.95	$8.75	$7.69

Weighted average common shares outstanding:
Basic	111	111	111	111

Diluted	112	113	113	113

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
December 31, 2025 and 2024
(in millions, except per share data)
(unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$420	$549
Accounts receivable, net	1,408	1,304
Inventories	189	188
Prepaid expenses and other current assets	361	351
Total current assets	2,378	2,392
Property, plant and equipment, net	2,203	2,113
Operating lease right-of-use assets	657	651
Goodwill	8,945	8,856
Intangible assets, net	1,636	1,763
Investment in equity method investees	136	123
Other assets	270	255
Total assets	$16,225	$16,153

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,600	$1,394
Current portion of long-term debt	504	602
Current portion of long-term operating lease liabilities	174	173
Total current liabilities	2,278	2,169
Long-term debt	5,167	5,615
Long-term operating lease liabilities	537	535
Other liabilities	957	938
Redeemable noncontrolling interest	80	83
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both December 31, 2025 and 2024; 162 shares issued as of both December 31, 2025 and 2024	2	2
Additional paid-in capital	2,381	2,361
Retained earnings	9,994	9,360
Accumulated other comprehensive loss	(27)	(88)
Treasury stock, at cost; 52 shares and 51 shares as of December 31, 2025 and 2024, respectively	(5,180)	(4,857)
Total Quest Diagnostics stockholders' equity	7,170	6,778
Noncontrolling interests	36	35
Total stockholders' equity	7,206	6,813
Total liabilities and stockholders' equity	$16,225	$16,153

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2025 and 2024
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$1,046	$921
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	570	493
Provision for credit losses	3	5
Deferred income tax provision	105	13
Stock-based compensation expense	88	88
Other, net	24	15
Changes in operating assets and liabilities:
Accounts receivable	(106)	(71)
Accounts payable and accrued expenses	129	(67)
Income taxes payable	24	16
Other assets and liabilities, net	3	(79)
Net cash provided by operating activities	1,886	1,334

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(101)	(2,164)
Capital expenditures	(527)	(425)
Other investing activities, net	(3)	41
Net cash used in investing activities	(631)	(2,548)

Cash flows from financing activities:
Proceeds from borrowings	410	1,846
Repayments of debt	(1,012)	(303)
Purchases of treasury stock	(450)	(151)
Exercise of stock options	79	73
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(45)	(24)
Dividends paid	(353)	(331)
Distributions to noncontrolling interest partners	(56)	(47)
Other financing activities, net	39	21
Net cash (used in) provided by financing activities	(1,388)	1,084

Effect of exchange rate changes on cash and cash equivalents and restricted cash	4	(7)

Net change in cash and cash equivalents and restricted cash	(129)	(137)
Cash and cash equivalents and restricted cash, beginning of period	549	686
Cash and cash equivalents and restricted cash, end of period	$420	$549

Cash paid during the period for:
Interest	$280	$262
Income taxes	$169	$256

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$245	$222	$992	$871
Less: Earnings allocated to participating securities	—	2	4	5
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$245	$220	$988	$866

Weighted average common shares outstanding - basic	111	111	111	111
Effect of dilutive securities:
Stock options and performance share units	1	2	2	2
Weighted average common shares outstanding - diluted	112	113	113	113

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$2.21	$1.98	$8.87	$7.78
Diluted	$2.18	$1.95	$8.75	$7.69

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended December 31, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (f)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$386	13.8%	$(81)	$7	$245	$2.18
Restructuring and integration charges (a)	16	0.6	1	—	17	0.15
Change in fair value of contingent consideration (b)	(18)	(0.7)	—	—	(18)	(0.16)
Other charges (c)	8	0.3	(1)	—	6	0.05
Gains and losses on investments (d)	—	—	—	3	(2)	(0.02)
Amortization expense	37	1.3	(9)	—	28	0.25
ETB	—	—	(3)	—	(3)	(0.03)
As adjusted	$429	15.3%	$(93)	$10	$273	$2.42

	Twelve Months Ended December 31, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (f)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,556	14.1%	$(314)	$42	$992	$8.75
Restructuring and integration charges (a)	53	0.5	(8)	—	45	0.39
Change in fair value of contingent consideration (b)	(10)	(0.1)	—	—	(10)	(0.09)
Other charges (c)	52	0.4	(13)	—	39	0.34
Gains and losses on investments (d)	—	—	1	2	(4)	(0.03)
Other gains (e)	(46)	(0.4)	14	(8)	(41)	(0.36)
Amortization expense	154	1.4	(39)	—	115	1.01
ETB	—	—	(18)	—	(18)	(0.16)
As adjusted	$1,759	15.9%	$(377)	$36	$1,118	$9.85

	Three Months Ended December 31, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (f)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$361	13.8%	$(68)	$5	$222	$1.95
Restructuring and integration charges (a)	17	0.6	(5)	—	12	0.11
Change in fair value of contingent consideration (b)	(8)	(0.2)	—	—	(8)	(0.07)
Other charges (c)	2	—	—	—	2	0.01
Gains and losses on investments (d)	—	—	(1)	4	3	0.03
Other gains (e)	—	—	1	—	(3)	(0.02)
Amortization expense	37	1.4	(9)	—	28	0.25
ETB	—	—	(3)	—	(3)	(0.03)
As adjusted	$409	15.6%	$(85)	$9	$253	$2.23

	Twelve Months Ended December 31, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (f)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,346	13.6%	$(273)	$19	$871	$7.69
Restructuring and integration charges (a)	62	0.6	(15)	—	47	0.42
Change in fair value of contingent consideration (b)	2	—	—	—	2	0.02
Other charges (c)	4	0.1	—	—	3	0.02
Gains and losses on investments (d)	—	—	(4)	15	11	0.10
Other gains (e)	—	—	3	—	(9)	(0.08)
Amortization expense	127	1.3	(32)	—	95	0.84
ETB	—	—	(9)	—	(9)	(0.08)
As adjusted	$1,541	15.6%	$(330)	$34	$1,011	$8.93
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(a)For both the three and twelve months ended December 31, 2025 and 2024, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(dollars in millions)
Cost of services	$4	$8	$12	$27
Selling, general and administrative	11	9	40	37
Other operating (income) expense, net	1	—	1	(2)

Operating income	$16	$17	$53	$62

(b)The pre-tax impact for all periods relates to the change in the fair value of the contingent consideration accrual associated with previous acquisitions. Such impact is recorded in other operating (income) expense, net in our consolidated statement of operations.

(c)The pre-tax impact for the three and twelve months ended December 31, 2025 primarily includes $7 million of charges to earnings related to legal matters (recorded in selling, general and administrative expenses in our consolidated statement of operations). The pre-tax impact for the twelve months ended December 31, 2025 also includes an impairment charge of $29 million on certain long-lived assets related to the exit of a business and $15 million of charges to earnings related to legal matters. Such amounts are recorded in other operating (income) expense, net in our consolidated statement of operations. The following table summarizes the pre-tax impact of these other items on our consolidated statement of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(dollars in millions)
Cost of services	$—	$2	$—	$2
Selling, general and administrative	7	—	7	2
Other operating (income) expense, net	1	—	45	—
Operating income	$8	$2	$52	$4

(d)For all periods presented, the pre-tax impact represents gains and losses associated with changes in the carrying value of our strategic investments, principally recorded in other income, net.

(e)The twelve months ended December 31, 2025 includes a $46 million pre-tax gain, recorded in other operating (income) expense, net, from a payroll tax credit under the Coronavirus Aid, Relief, and Economic Security Act associated with the retention of employees. Also, the twelve months ended December 31, 2025 includes a pre-tax gain, recorded in equity in earnings of equity method investees, net of taxes, representing a non-recurring gain related to a lease. The twelve months ended December 31, 2024 principally includes a non-recurring $8 million pre-tax gain, recorded in other income, net, associated with a foreign exchange forward contract utilized in conjunction with an acquisition. The following table summarizes the pre-tax impact of these other gains on our consolidated statements of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(dollars in millions)
Other operating (income) expense, net	$—	$—	$46	$—

Other income, net	$—	$3	$—	$12

Equity in earnings of equity method investees, net of taxes	$—	$—	$8	$—

(f)For restructuring and integration charges, other gains/charges, gains and losses on investments and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2025 and 2024. No income tax impact was recorded on gains/losses associated with the change in the fair value of the contingent consideration accrual associated with previous acquisitions. The three and twelve months ended December 31, 2025 include $5 million of income tax expense related to the disposal of a business.

3)For the twelve months ended December 31, 2025, we repurchased 2.5 million shares of our common stock for $452 million. As of December 31, 2025, $0.4 billion remained available under our share repurchase authorization.

4)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2026 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2026. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2026 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$9.45	$9.65
Restructuring and integration charges (a)	0.07	0.07
Amortization expense (b)	1.03	1.03
Other charges (c)	0.11	0.11
ETB	(0.16)	(0.16)
Adjusted diluted EPS	$10.50	$10.70

(a)Represents estimated pre-tax charges of $12 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $155 million. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(c)Principally includes estimated pre-tax net charges of $12 million associated with the estimated change in the fair value of the contingent consideration accrual associated with previous acquisitions. Such estimate is subject to the risks and uncertainties discussed in the "Forward Looking Statements" section above. No income tax impacts were recorded on the change associated with the contingent consideration accrual.